                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck, Curtis Tate, Michael DeNiro
and Graham Pittman of Willkie Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on
Form ID (including, but not limited to, obtaining the Central Index Key ("CIK")
and the CIK confirmation code ("CCC") from the Securities and Exchange
Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the
Securities and Exchange Commission, as may be required by the Securities Act of
1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940
and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on
Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

    IN WITNESS WHEREOF, the undersigned has executed this instrument as of March
18, 2021.

                                      By:  /s/ Jeff Dunbar
                                           ------------------------
                                      Print:   Jeff Dunbar

                                      Annex A

                                    Equity Funds
                                    ------------
1.      BlackRock Enhanced Capital and Income Fund, Inc.                   CII
2.      BlackRock Enhanced Equity Dividend Trust                           BDJ
3.      BlackRock Energy and Resources Trust                               BGR
4.      BlackRock Enhanced Global Dividend Trust                           BOE
5.      BlackRock Health Sciences Trust                                    BME
6.      BlackRock Health Sciences Trust II                                 BMEZ
7.      BlackRock Enhanced International Dividend Trust                    BGY
8.      BlackRock Resources & Commodities Strategy Trust                   BCX
9.      BlackRock Science and Technology Trust                             BST
10.     BlackRock Science and Technology Trust II                          BSTZ
11.     BlackRock Utilities, Infrastructure & Power Opportunities Trust    BUI
12.     BlackRock Innovation and Growth Fund                               BIGZ

                           Tax-Exempt Fixed Income Funds
                           -----------------------------
13.     BlackRock California Municipal Income Trust                        BFZ
14.     BlackRock Municipal Income Investment Quality Trust                BAF
15.     BlackRock Florida Municipal 2020 Term Trust                        BFO
16.     BlackRock Municipal Income Investment Trust                        BBF
17.     BlackRock Municipal Income Quality Trust                           BYM
18.     BlackRock Investment Quality Municipal Trust, Inc.                 BKN
19.     BlackRock Long-Term Municipal Advantage Trust                      BTA
20.     BlackRock Maryland Municipal Bond Trust                            BZM
21.     BlackRock Massachusetts Tax-Exempt Trust                           MHE
22.     BlackRock Muni Intermediate Duration Fund, Inc.                    MUI
23.     BlackRock MuniAssets Fund, Inc.                                    MUA
24.     BlackRock Municipal 2020 Term Trust                                BKK
25.     BlackRock Municipal Bond Trust                                     BBK
26.     BlackRock Municipal Income Trust                                   BFK
27.     BlackRock Municipal Income Trust II                                BLE
28.     BlackRock MuniEnhanced Fund, Inc.                                  MEN
29.     BlackRock MuniHoldings California Quality Fund, Inc.               MUC
30.     BlackRock MuniHoldings Investment Quality Fund                     MFL
31.     BlackRock MuniHoldings Fund II, Inc.                               MUH
32.     BlackRock MuniHoldings Fund, Inc.                                  MHD
33.     BlackRock MuniHoldings Quality Fund II, Inc.                       MUE
34.     BlackRock MuniHoldings Quality Fund, Inc.                          MUS
35.     BlackRock MuniHoldings New Jersey Quality Fund, Inc.               MUJ
36.     BlackRock MuniHoldings New York Quality Fund, Inc.                 MHN
37.     BlackRock MuniVest Fund II, Inc.                                   MVT
38.     BlackRock MuniVest Fund, Inc.                                      MVF
39.     BlackRock MuniYield Arizona Fund, Inc.                             MZA
40.     BlackRock MuniYield California Fund, Inc.                          MYC
41.     BlackRock MuniYield California Quality Fund, Inc.                  MCA
42.     BlackRock MuniYield Investment Fund                                MYF
43.     BlackRock MuniYield Investment Quality Fund                        MFT
44.     BlackRock MuniYield Fund, Inc.                                     MYD
45.     BlackRock MuniYield Quality Fund III, Inc.                         MYI
46.     BlackRock MuniYield Michigan Quality Fund, Inc.                    MIY
47.     BlackRock MuniYield New Jersey Fund, Inc.                          MYJ
48.     BlackRock MuniYield New York Quality Fund, Inc.                    MYN
49.     BlackRock MuniYield Pennsylvania Quality Fund                      MPA
50.     BlackRock MuniYield Quality Fund II, Inc.                          MQT
51.     BlackRock MuniYield Quality Fund, Inc.                             MQY
52.     BlackRock New York Municipal Income Quality Trust                  BSE
53.     BlackRock New York Municipal Income Trust                          BNY
54.     BlackRock New York Municipal Income Trust II                       BFY
55.     The BlackRock Strategic Municipal Trust                            BSD
56.     BlackRock Virginia Municipal Bond Trust                            BHV
57.     BlackRock Municipal 2030 Target Term Trust                         BTT

                             Taxable Fixed Income Funds
                             --------------------------
58.     BlackRock Debt Strategies Fund, Inc.                               DSU
59.     BlackRock Floating Rate Income Strategies Fund, Inc.               FRA
60.     Blackrock Core Bond Trust                                          BHK
61.     BlackRock Floating Rate Income Trust                               BGT
62.     BlackRock Income Trust, Inc.                                       BKT
63.     BlackRock Limited Duration Income Trust                            BLW
64.     BlackRock Credit Allocation Income Trust                           BTZ
65.     BlackRock Corporate High Yield Fund, Inc.                          HYT
66.     BlackRock Enhanced Government Fund, Inc.                           EGF
67.     BlackRock Multi-Sector Income Trust                                BIT
68.     BlackRock 2022 Global Income Opportunity Trust                     BGIO
69.     BlackRock Taxable Municipal Bond Trust                             BBN
70.     BlackRock Capital Allocation Trust                                 BCAT

                                 Alternative Funds
                                 -----------------
71.     BlackRock Multi-Sector Opportunities Trust                          -
72.     BlackRock Multi-Sector Opportunities Trust II                       -
73.     BlackRock Credit Strategies Fund                                    -
74.     BlackRock Private Investments Fund                                 BPIF
75.     BlackRock Hedge Fund Guided Portfolio Solution                     GPS